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                                                                     EXHIBIT 4-M

                              CERTIFICATE OF TRUST
                                       OF
                          FORD CREDIT CAPITAL TRUST II


                  The undersigned Trustees of Ford Credit Capital Trust II (the "Trust"), pursuant to the Delaware Business Trust Act (12 Del. C. sec.3801, et seq.), HEREBY CERTIFY:

                  1. Name. The name of the business trust formed hereby is Ford Credit Capital Trust II.

                  2. Delaware Trustee. The name and business address of the Delaware Trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, Attention: Institutional Trust Services, 500 Stanton Christiana Road, Floor3/OPS4, Newark, Delaware 19713.

                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Certificate of Trust as of the 7th day of December, 2001


                                                 DELAWARE TRUSTEE:
                                                 Chase Manhattan Bank USA,
                                                  National Association



                                                 By: /s/ John J. Cahsin
                                                 -------------------------------
                                                     Name: John J. Cashin
                                                     Title: Vice President




                                                 TRUSTEES:

                                                 /s/ Douglas J. Cropsey
                                                 -------------------------------
                                                 Douglas J. Cropsey


                                                 /s/ Stacy P. Thomas
                                                 -------------------------------
                                                 Stacy P. Thomas